             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION JUNE 7, 1999
                                                  REGISTRATION NO. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                F5 NETWORKS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 Washington                                 91-1714307
  (State or Other Jurisdiction of                       (I.R.S. Employer
  Incorporation or Organization)                        Identification No.)

          200 First Avenue West, Suite 500, Seattle, Washington 98119 (Address of Principal Executive Offices, including Zip Code)

             F5 NETWORKS, INC. 401(k) PROFIT SHARING PLAN AND TRUST
                            (Full Title of the Plan)

                                  Joann Reiter
                        200 First Avenue West, Suite 500
                            Seattle, Washington 98119
                     (Name and Address of Agent for Service)

                                 (206) 505-0816
         (Telephone Number, Including Area Code, of Agent for Service)

                             ----------------------

                                    Copy to:
                         Michael McArthur-Phillips, Esq.
                              Jason T. Elder, Esq.
                            Davis Wright Tremaine LLP
                        1300 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97201-5682
                                 (503) 241-2300

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
Title of Securities to     Amount to be         Proposed Maximum     Proposed Maximum       Amount of
be Registered              Registered(1)        Offering Price Per   Aggregate Offering     Registration Fee(3)
                                                Share(2)             Price
------------------------------------------------------------------------------------------------------------------
Common Stock                      25,000               $10.00              $250,000.00             $69.50
------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall cover any additional securities which become issuable under the F5 Networks, Inc. 401(k) Profit Sharing Plan and Trust by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of F5 Networks, Inc.

                                                                   Page 1 of 97
                                                           Exhibit Index Page 8

(2) Estimated solely for the purpose of calculating the registration fee. The price per share is estimated to be $10.00 based on the initial public offering price of the shares on June 4, 1999. The Common Stock will be traded on the Nasdaq Stock Market (Symbol: FFIV).

(3) The Registration Fee for the 25,000 shares of Common Stock registered by this filing has been paid by the Company when the shares were registered on Form S-1 filed on June 4, 1999. The Company registered its initial public offering on Form S-1 and it is anticipated that these shares will be purchased by the Plan directly from the underwriter as a member of the syndicate. $69.50 was previously paid, in connection with the registration of these 25,000 shares, on the earlier registration statement. The Company relies on Rule 429(b), which provides for prior payments of registration fees to be carried forward in certain circumstances, when reducing the Registration Fee for this Form S-8 to $0.00.

                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this Registration Statement heretofore filed with the Securities and Exchange Commission (the "Commission") by F5 Networks, Inc., a Washington corporation (the "Registrant"):

         (a) The final prospectus filed under Rule 424(b) of the Securities Act contained in the Registrant's Registration Statement on Form S-1 (File No. 333-75817), including any amendments or reports filed for the purpose of updating such prospectus; and

         (b) The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) and 14 of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

                                                                   Page 2 of 97
                                                           Exhibit Index Page 8

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's articles of incorporation limit the liability of directors to the fullest extent permitted by the Washington Business Corporation Act as it currently exists. Consequently, subject to the Washington Business Corporation Act, no director will be personally liable to the Registrant or its shareholders for monetary damages resulting from his or her conduct as a director, except liability for (1) acts or omissions involving intentional misconduct or knowing violations of law; (2) unlawful distributions; or (3) transactions from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

         By the effective date of this Registration Statement, the Registrant's articles of incorporation will also provide that the Registrant may indemnify any individual made a party to a proceeding because that individual is or was a director or officer, and this right to indemnification will continue as to an individual who has ceased to be a director or officer and will inure to the benefit of his or her heirs, executors or administrators. Any repeal of or modification to our articles of incorporation may not adversely affect any right of a director or officer who is or was a director or officer at the time of any repeal or modification. To the extent the provisions of our articles of incorporation provide for indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy as expressed in the Securities Act and they are therefore unenforceable.

         By the effective date of this Registration Statement, the Registrant's bylaws will provide that it will indemnify our directors and officers and may indemnify our other officers and employees and other agents to the fullest extent permitted by law.

         By the effective date of this Registration Statement, we will enter into agreements to indemnify our directors and certain officers, in addition to indemnification provided for in our articles of incorporation or bylaws. These agreements, among other things, indemnify our directors and certain officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding, including any action by us arising out of the person's services as our director or officer or any other company or enterprise to which the person provides services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also currently maintain liability insurance for our officers and directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following Exhibits are filed as a part of this Registration
Statement:

   Exhibit
   Number                    Description
----------   ----------------------------------------------------
4            F5 Labs, Inc. 401(k) Profit Sharing Plan and Trust
  4.1        First Amendment effective March 9, 1999
  4.2        Second Amendment effective June 1, 1999


                                                                   Page 3 of 97
                                                           Exhibit Index Page 8

  4.3        Summary of Plan.

5 Opinion of Davis Wright Tremaine LLP, with respect to the legality of securities being registered

 23.1        Consent of Counsel (contained in opinion filed as Exhibit 5)

 23.2        Consent of Independent Accountants

 24.1        Power of Attorney (see signature page)

ITEM 9.  UNDERTAKINGS.

         (a)  The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

              (2) That, for the purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being

                                                                   Page 4 of 97
                                                           Exhibit Index Page 8
              registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                                   Page 5 of 97
                                                           Exhibit Index Page 8

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 7th day of June, 1999.

                                   F5 NETWORKS, INC.,
                                   a Washington corporation



                                    By: /s/ Jeffrey S. Hussey
                                        -------------------------------------
                                        Jeffrey S. Hussey
                                        Chief Executive Officer and President


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of F5 Networks, Inc., hereby severally and individually constitute and appoint Jeffrey S. Hussey and Robert
J. Chamberlain, and each of them, as true and lawful attorneys in fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact, or any of them, may lawfully do or cause to be done by virtue of this appointment.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                        TITLE                               DATE
       ---------                        -----                               ----
/s/ Jeffrey S. Hussey
-------------------------  Chief Executive Officer and President         June 7, 1999
Jeffrey S. Hussey
President

/s/ Robert J. Chamberlain
-------------------------  Chief Financial Officer and Treasurer         June 7, 1999
Robert J. Chamberlain
Treasurer


                                                                   Page 6 of 97
                                                           Exhibit Index Page 8

       SIGNATURE                        TITLE                               DATE
       ---------                        -----                               ----

/s/ Carlton G. Amdahl
-----------------------
Carlton G. Amdahl          Director                                      June 5, 1999
Director

/s/ Kimberly D. Davis
-----------------------
Kimberly D. Davis          Director                                      June 7, 1999
Director

/s/ Alan J. Higginson
-----------------------
Alan J. Higginson          Director                                      June 7, 1999
Director


-----------------------
Sonja L. Hoel              Director                                      June 7, 1999
Director

/s/ Kent L. Johnson
-----------------------
Kent L. Johnson            Director                                      June 7, 1999
Director

                                                                   Page 7 of 97
                                                           Exhibit Index Page 8

                                INDEX TO EXHIBITS

Exhibit                                                                             Sequentially
Number                                 Description                                 Numbered Pages
------    -------------------------------------------------------------------      --------------
   4      F5 Labs, Inc. 401(k) Profit Sharing Plan and Trust                              9
  4.1     First Amendment effective March 9, 1999                                        72
  4.2     Second Amendment effective June 1, 1999                                        73
  4.3     Summary of Plan                                                                76
   5      Opinion of Davis Wright Tremaine LLP, with respect to the legality of          95
          securities being registered.
 23.1     Consent of Counsel (contained in opinion filed as Exhibit 5)                   95
 23.2     Consent of Independent Accountants                                             97
 24.1     Power of Attorney (see signature page)                                          6


                                                                   Page 8 of 97
                                                           Exhibit Index Page 8